Exhibit 99.1

LEASING FUND

ELEVEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2008

LETTER FROM THE CEOs

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity in 2008.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K, as well as our other annual, quarterly and current reports our available in the Investor Relation’s section of our website www.iconcapital.com.

As of December 31, 2008, Fund Eleven was in its operating period.  At December 31, we invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business essential equipment and corporate infrastructure. Total distributions as of December 31, 2008 were $90,297,802, with an investor that invested $10,000 at inception receiving $3,636 in distributions. Further, our distribution coverage ratio3 for the period was 138.08%.  As of December 31, Fund Eleven held $5,844,936 of capital available for future investments, maintained a leverage ratio of 0.874 and collected approximately 98.68% of all scheduled rent and loan receivables for the period.

In 2008, we were able to take advantage of the dislocation in the credit markets by making some very favorable investments in business essential equipment and corporate infrastructure.  We purchased, at a discount, a loan to affiliates of Northern Leasing that is secured by a pool of micro ticket leases and purchased and leased equipment to Global Crossing, Pliant and EAR.  The total equity we invested in 2008 was $41,498,6315.

Although 2008 was a challenging year from a macroeconomic perspective, we are pleased to advise that we suffered no material defaults and believe our portfolio is performing very well.  We continue to work with Western Forge in restructuring its debt and believe that we will be able to recover all amounts due and owing.  In addition, we will continue to monitor our leases with Heuliez.  We remain hopeful that we will recover our expected return on this investment.

As traditional lenders retrench from the market, we believe that there will be many excellent opportunities for us to continue to rapidly deploy our equity in well structured deals secured by business equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow and, as always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND ELEVEN, LLC

- Annual Portfolio Overview 2008 -

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) annual Portfolio Overview for 2008. References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, we increased our original offering from $200,000,000 to $375,000,000.

During the reporting period, we continued in our operating period, during which time we continued to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On November 25, 2008, ICON Northern Leasing, LLC, a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”)  and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively. The purchase price for the Notes was approximately $31,573,000, resulting in a yield of 21%, and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price of the Notes was approximately $11,051,000 and we paid an acquisition fee to the Manager of approximately $332,000 relating to this transaction.

•
On January 26, 2009, we sold the manufacturing equipment on lease to MW Gilco, LLC for approximately $593,000 and recognized a gain on the sale of approximately $75,000 resulting in a gross IRR of approximately 22.59%.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of December 31, 2008, our equipment portfolio consisted primarily of the following investments:

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  We, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and an affiliate, Fund Twelve, have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors.  ICON Pliant’s lease is not currently subject to this proceeding.  Pliant has indicated that it will continue to operate in a business-as-usual manner during the restructuring process, and to date have made all rent payments.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc. and MW Scott, Inc. (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for approximately $22,200,000.  The equipment is subject to 60-month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. and AMI Manchester, LLC, wholly-owned subsidiaries of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These leases commenced on January 1, 2008 and will continue for a period of 60 months.

•
We, along with Fund Ten and ICON Income Fund Eight A L.P., have ownership interests of 61.39%, 30.62% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was acquired for approximately $15,400,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 13.26% interest in another joint venture with Fund Ten and ICON Income Fund Nine, LLC, with interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a 48-month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  Our wholly-owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to eight leases with Global Crossing.  Two of the leases are for 48 months, while the other six leases are for 36 months, all of which expire between December 2010 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”) with Fund Ten.  We own a 55% interest in ICON Global Crossing V that leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a 36-month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC (collectively referred to as “Heuliez”).  We, through a wholly-owned entity, purchased the equipment for approximately $11,994,000 and it is subject to a 60-month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez, HSA and Heuliez filed for “Redressment Judiciare”, a proceeding similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  At this time it is not possible to determine the effect of the filing on Heuliez’s ability to pay the remaining rental payments due under the leases.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers – the Senang Spirit and the Sebarok Spirit – that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The 60-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), acquired and simultaneously leased back semiconductor manufacturing equipment from Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR certain semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Twelve have ownership interests of 45% and 55%, respectively.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.  In addition, ICON EAR II, LLC, our wholly-owned subsidiary, completed the acquisition and leaseback of semiconductor manufacturing equipment from EAR for an initial acquisition price of $6,348,000.  The lease commenced on July 1, 2008 and will continue for 60 months.

•
Four 45,720 – 47,094 DWT (deadweight tonnage) product carrying vessels -- the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard -- that are subject to bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”), each of which is scheduled to expire in February 2011.  The purchase price for the four tankers was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.

•
Four 3,300 TEU (twenty foot equivalent units) container vessels -- the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea -- that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd (“ZIM”).  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.

10% Status Report

As of December 31, 2008 the Senang Spirit and the Sebarok Spirit were the only assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio.  Both of the vessels are scheduled to remain on bareboat charter during the next year.  However, the four vessels that are subject to bareboat charters with subsidiaries of Top Ships and the four vessels that are subject to bareboat charters with ZIM constitute the largest individual assets in our portfolio, with each vessel constituting between approximately 6.9% and approximately 8.7% of the aggregate purchase price of our equipment portfolio.  All of the vessels are scheduled to remain on bareboat charter during the next year.

As of December 31, 2008, the Senang Spirit and the Sebarok Spirit each had 40 monthly payments remaining.  At the time we acquired our interests in the vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the reporting period, we continued to make monthly distributions at a rate of 9.1% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, we have made 45 monthly distributions to our members. During the year ended December 31, 2008, we paid our members approximately $33,072,923 in cash distributions. As of December 31, 2008, a $10,000 investment made at the initial closing would have received $3,635 in cumulative distributions representing a return of approximately 36% of such initial investment.

Source of Distributions

	Cash from current period operations (1)	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2008	$33,406,994	$-	$-	$-	$33,406,994

(1)	Included in cash generated from operations are distributions received from joint ventures.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our Limited Liability Company Agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our investments, which is the price paid by, or on behalf of us, including the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the reasonable, necessary and actual expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $334,071, $375,190 and $167,738 for the years ended December 31, 2008, 2007 and 2006, respectively.  Our Manager’s interest in our net loss was $57,977, $24,790 and $46,966 for the years ended December 31, 2008, 2007 and 2006, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the years ended December 31, 2008, 2007 and 2006 were as follows:

Entity	Capacity	Description	2008	2007	2006
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$-	$1,095,103	$2,776,771
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	1,460,137	3,702,362
ICON Capital Corp.	Manager	Acquisition fees (2)	1,204,384	4,624,646	15,915,968
ICON Capital Corp.	Manager	Management fees (3)	5,110,375	6,662,395	4,076,873
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	3,586,973	5,423,388	5,877,044

(1) Charged directly to members' equity.
(2) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Charged directly to operations.

At December 31, 2008 and 2007, we had a net payable due to our Manager and affiliates that consisted primarily of accruals due to our Manager for acquisition fees, administrative expense reimbursements and management fees of $288,802 and $296,476, respectively.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$7,670,929	$42,339,549
Current portion of net investment in finance leases	7,576,361	10,442,124
Accounts receivable (net of allowance
for doubtful accounts of $0 and $73,321, respectively)	1,787,007	4,738,838
Restricted cash	226,048	1,426,170
Equipment held for sale or lease, net	-	2,226,905
Income taxes receivable	-	2,037,851
Other current assets	656,816	1,578,743

Total current assets	17,917,161	64,790,180

Non-current assets
Net investment in finance leases, less current portion	23,908,072	89,080,301
Leased equipment at cost (less accumulated depreciation of
$120,637,537 and $109,756,923, respectively)	333,224,351	417,738,629
Note receivable on financing facility, net	-	4,087,568
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	18,659,329	4,638,393
Deferred income taxes	206,101	963,595
Other non-current assets, net	992,230	1,731,333

Total non-current assets	389,712,089	530,961,825

Total Assets	$407,629,250	$595,752,005

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$42,995,346	$79,084,120
Interest rate swap contracts	9,257,854	4,556,116
Revolving line of credit, recourse	5,000,000	-
Deferred revenue	3,946,013	11,869,874
Current portion of leasing payables and other lease liabilities	-	5,253,451
Due to Manager and affiliates, net	288,802	296,476
Income taxes payable	188,665	139,310
Accrued expenses and other liabilities	851,856	3,995,256

Total current liabilities	62,528,536	105,194,603

Non-current liabilities
Non-recourse long-term debt, net of current portion	120,454,287	206,410,288
Leasing payables and other lease liabilities, net of current portion	-	10,533,826

Total non-current liabilities	120,454,287	216,944,114

Total Liabilities	182,982,823	322,138,717

Minority Interest	14,460,646	12,389,412

Commitments and contingencies (Note 19)

Members' Equity
Manager	(1,035,608)	(643,560)
Additional members	217,496,668	256,754,095
Accumulated other comprehensive (loss) income	(6,275,279)	5,113,341

Total Members' Equity	210,185,781	261,223,876

Total Liabilities and Members' Equity	$407,629,250	$595,752,005

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2008	2007	2006
Revenue:
Rental income	$90,009,529	$103,487,305	$64,060,212
Finance income	4,651,273	7,415,414	3,707,855
Income from investments in joint ventures	2,071,019	80,502	337,798
Net gain on sales of new equipment	278,082	772,799	686,390
Net (loss) gain on sales of leased equipment	(720,385)	(112,167)	696,753
Net loss on sale of portfolio	(11,921,785)	-	-
Interest and other income	2,399,168	5,973,253	2,408,038

Total revenue	86,766,901	117,617,106	71,897,046

Expenses:
Management fees - Manager	5,110,375	6,662,395	4,076,873
Administrative expense reimbursements - Manager	3,586,973	5,423,388	5,877,044
General and administrative	3,711,909	2,172,591	1,009,852
Interest	13,674,261	17,467,704	10,062,805
Depreciation and amortization	65,065,983	82,127,392	52,973,823
Impairment loss	-	122,774	446,301
Loss on financial instruments	830,336	2,846,069	1,203,273
Bad debt expense	-	-	70,015

Total expenses	91,979,837	116,822,313	75,719,986

(Loss) income before minority interest and income taxes	(5,212,936)	794,793	(3,822,940)

Minority interest	2,047,437	1,069,559	795,798

Loss before income taxes	(7,260,373)	(274,766)	(4,618,738)

(Benefit) provision for income taxes	(1,462,652)	2,204,227	77,868

Net loss	$(5,797,721)	$(2,478,993)	$(4,696,606)

Net loss allocable to:
Additional members	$(5,739,744)	$(2,454,203)	$(4,649,640)
Manager	(57,977)	(24,790)	(46,966)

	$(5,797,721)	$(2,478,993)	$(4,696,606)

Weighted average number of additional shares of
limited liability company interests outstanding	363,414	352,197	197,957

Net loss per weighted average additional share of
limited liability company interests	$(15.79)	$(6.97)	$(23.49)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Additional Shares of			Accumulated
	Limited Liability			Other	Total
	Company Interests	Additional Members	Managing Member	Comprehensive Income (Loss)	Members' Equity
Opening balance, January 1, 2006	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266

Net loss		(4,649,640)	(46,966)		(4,696,606)
Unrealized gain on warrants				538,072	538,072
Change in valuation of
interest rate swap contracts				(928,750)	(928,750)
Currency translation adjustments				696,585	696,585
Comprehensive loss					(4,390,699)
Proceeds from issuance of
additional shares of limited
liability company interests	185,118	185,118,088			185,118,088
Sales and offering expenses	-	(21,276,702)			(21,276,702)
Repurchase of additional shares of
limited liability company interests	(53)	(41,454)			(41,454)
Cash distributions to members	-	(16,600,276)	(167,738)	-	(16,768,014)

Balance, December 31, 2006	292,164	232,868,044	(243,580)	272,021	232,896,485

Net loss		(2,454,203)	(24,790)		(2,478,993)
Unrealized loss on warrants				(538,072)	(538,072)
Change in valuation of
interest rate swap contracts				(1,734,951)	(1,734,951)
Currency translation adjustments				7,114,343	7,114,343
Comprehensive income					2,362,327
Proceeds from issuance of
additional shares of limited
liability company interests	72,982	72,981,829			72,981,829
Sales and offering expenses	-	(8,392,522)			(8,392,522)
Repurchase of additional shares of
limited liability company interests	(1,287)	(1,097,980)			(1,097,980)
Cash distributions to members	-	(37,151,073)	(375,190)	-	(37,526,263)

Balance, December 31, 2007	363,859	256,754,095	(643,560)	5,113,341	261,223,876

Net loss		(5,739,744)	(57,977)		(5,797,721)
Change in valuation of
interest rate swap contracts				(3,769,112)	(3,769,112)
Currency translation adjustments				(7,619,508)	(7,619,508)
Comprehensive loss					(17,186,341)
Repurchase of additional shares of
limited liability company interests	(603)	(444,760)			(444,760)
Cash distributions to members	-	(33,072,923)	(334,071)	-	(33,406,994)

Balance, December 31, 2008	363,256	$217,496,668	$(1,035,608)	$(6,275,279)	$210,185,781

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net loss	$(5,797,721)	$(2,478,993)	$(4,696,606)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(12,872,440)	(11,494,960)	(3,252,755)
Finance income	(4,651,273)	(7,415,414)	(3,707,855)
Income from investments in joint ventures	(2,071,019)	(80,502)	(337,798)
Net gain on sales of new equipment	(278,082)	(772,799)	(686,390)
Net loss (gain) on sales of leased equipment	720,385	112,167	(696,753)
Net loss on sale of portfolio	11,921,785	-	-
Depreciation and amortization	65,065,983	82,127,392	52,973,823
Impairment loss	-	122,774	446,301
Bad debt expense	-	-	70,015
Interest expense on non-recourse financing paid directly to lenders by lessees	3,815,247	2,720,385	519,959
Interest expense from amortization of debt financing costs	523,882	168,309	42,000
Loss on financial instruments	710,938	2,821,045	1,203,273
Minority interest	2,047,437	1,069,559	795,798
Deferred tax provision (benefit)	595,016	1,911,210	(2,631,794)
Changes in operating assets and liabilities:
Collection of finance leases	19,820,439	32,589,325	17,003,190
Accounts receivable	(1,768,596)	(1,432,011)	2,039,924
Other assets, net	2,968,201	(929,005)	(1,553,401)
Payables, deferred revenue and other current liabilities	(11,591,135)	2,859,590	12,157,000
Due to Manager and affiliates, net	59,610	(319,742)	(373,267)
Distributions to/from minority interest holders and joint ventures	(1,211,471)	(903,670)	-

Net cash provided by operating activities	68,007,186	100,674,660	69,314,664

Cash flows from investing activities:
Investments in leased assets	(45,040,317)	(144,227,277)	(216,601,205)
Proceeds from sales of new and leased equipment	7,842,386	30,978,193	19,404,013
Proceeds from sale of portfolio	7,316,137	-	-
Investment in note receivable	(164,822)	(4,202,233)	-
Investment in mortgage note receivable	-	-	(12,722,006)
Repayment of note receivable	4,367,055	-	-
Investments in joint ventures	(15,458,255)	(3,214,373)	(6,439,258)
Change in restricted cash	486,876	73,486	(332,141)
Distributions received from joint ventures in excess of profits	1,432,688	10,375,896	459,519
Other assets, net	-	(788,077)	(1,103,891)

Net cash used in investing activities	(39,218,252)	(111,004,385)	(217,334,969)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	14,044,437	37,178,099	48,205,505
Repayments of non-recourse long-term debt	(50,961,719)	(77,577,846)	(53,805,671)
Proceeds from revolving line of credit, recourse	5,000,000	-	-
Issuance of additional shares of limited liability company
interests, net of sales and offering expenses	-	64,589,307	163,841,386
Repurchase of additional shares of limited liability company interests	(444,760)	(1,097,980)	(41,454)
Financing costs paid	-	-	(492,593)
Due to Manager and affiliates, net	-	(94,636)	44,941
Cash distributions to members	(33,406,994)	(37,526,263)	(16,768,014)
Minority interest contribution in joint venture	5,615,733	5,841,830	-
Distributions to minority interest holders in joint ventures	(3,544,499)	(1,790,473)	(2,225,979)

Net cash (used in) provided by financing activities	(63,697,802)	(10,477,962)	138,758,121

Effects of exchange rates on cash and cash equivalents	240,248	1,946,561	(987,061)

Net decrease in cash and cash equivalents	(34,668,620)	(18,861,126)	(10,249,245)
Cash and cash equivalents, beginning of the year	42,339,549	61,200,675	71,449,920

Cash and cash equivalents, end of the year	$7,670,929	$42,339,549	$61,200,675

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$9,338,831	$14,399,452	$10,632,204

Cash paid during the year for income taxes	$177,252	$4,390,849	$-

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse long-term debt	$-	$66,656,754	$271,698,228

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$12,872,440	$12,630,780	$5,398,372

Transfer from other assets to investments in leased equipment at cost	$-	$-	$2,828,287

Transfer from investments in joint ventures to leased equipment at cost	$-	$-	$7,695,494

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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